As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Semler Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1367393
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Addresses of Principal Executive Officers)	(Zip Code)

(877) 774-4211

(Registrant’s telephone number, including area code)

Semler Scientific, Inc. 2024 Stock Option and Incentive Plan

(Full title of the plan)

Douglas Murphy-Chutorian, M.D.

Chief Executive Officer

Semler Scientific, Inc.

2340-2348 Walsh Avenue, Suite 2344

Santa Clara, CA 95051

(Name and address of agent for service)

(877) 774-4211

(Telephone number, including area code, of agent for service)

Copies to:

Marianne Sarrazin, Esq.

Goodwin Procter LLP

525 Market 32nd Floor

San Francisco, California 94105

Tel: (415) 733-6134

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B)  of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Semler Scientific, Inc. with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 382,259 shares of the registrant’s common stock, par value $0.001 per share, to be issued pursuant to the Semler Scientific, Inc. 2024 Stock Option and Incentive Plan (the “2024 Plan”). This registration statement relates to securities of the same class as other securities for which a registration statement on Form S-8 related to the 2024 Plan has previously been filed and is effective. Accordingly, pursuant to General Instruction E, the information contained in the registrant’s registration statement on Form S-8 (File No. 333-283009) is hereby incorporated by reference and made part of this registration statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this registration statement the following documents filed with the Commission:

(a)	The registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 28, 2025;

(b)	The registrant’s current reports on Form 8-K filed on January 13, 2025, January 23, 2025 (Item 8.01 only), January 24, 2025, January 28, 2025 and February 4, 2025; and

(c)	the description of our common stock contained in our registration statement on Form 8-A filed on September 27, 2021, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our annual report on Form 10-K for the fiscal year ended December 31, 2024, and including any amendments and reports filed for the purpose of updating such description.

All reports and other documents that the registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all of the shares of common stock offered have been sold or that deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K, or any exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed with the Securities and Exchange Commission on November 2, 2015).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Semler Scientific, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed with the Securities and Exchange Commission on October 23, 2023).

4.3	Third Amended and Restated Bylaws of Semler Scientific, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed with the Securities and Exchange Commission on April 19, 2023).

4.4	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 of the registrant’s Form S-1 (File No. 333-192362) filed with the Securities and Exchange Commission on December 6, 2013).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of BDO USA, P.C., independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Semler Scientific, Inc. 2024 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed with the Securities and Exchange Commission on October 8, 2024).

99.2	Form of Incentive Stock Option Agreement under the 2024 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.2 of the registrant’s Form 8-K filed with the Securities and Exchange Commission on October 8, 2024).

99.3	Form of Non-Qualified Stock Option Agreement for Company Employees and Consultants under the 2024 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 of the registrant’s Form 8-K filed with the Securities and Exchange Commission on October 8, 2024).

99.4	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the 2024 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.4 of the registrant’s Form 8-K filed with the Securities and Exchange Commission on October 8, 2024).

99.5	Form of Restricted Stock Unit Award Agreement for Company Employees and Consultants under the 2024 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.5 of the registrant’s Form 8-K filed with the Securities and Exchange Commission on October 8, 2024).

99.6	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the 2024 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.6 of the registrant’s Form 8-K filed with the Securities and Exchange Commission on October 8, 2024).

107*	Calculation of Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, State of California, on the 28th day of February, 2025.

Semler Scientific, Inc.

By:	/s/ Douglas Murphy-Chutorian
Name:	Douglas Murphy-Chutorian, M.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Douglas Murphy-Chutorian and Renae Cormier, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Douglas Murphy-Chutorian	Director and Chief Executive Officer	February 28, 2025
Douglas Murphy-Chutorian, M.D.	(Principal Executive Officer)

/s/ Renae Cormier	Chief Financial Officer	February 28, 2025
Renae Cormier	(Principal Financial and Accounting Officer)

/s/ Eric Semler	Chairman of the Board	February 28, 2025
Eric Semler

/s/ William H.C. Chang	Director	February 28, 2025
William H.C. Chang

/s/ Daniel Messina	Director	February 28, 2025
Daniel Messina